Exhibit 5.1

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210

goodwinlaw.com
+1 617 570 1000

September 25, 2020

Vy Global Growth

Floor 4, Willow House, Cricket Square

Grand Cayman, KY1-9010

Cayman Islands

Re:	Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (File No. 333-248814) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Vy Global Growth, a Cayman Islands exempted company (the “Company”), of up to 57,500,000 units, including units purchasable by the underwriters upon their exercise of an over-allotment option granted to the underwriters by the Company (collectively, the “Units”), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and warrants of which each whole warrant is exercisable for one-fourth (1/4) of one Ordinary Share of the Company (the “Warrants”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. We have assumed, with your consent, that the Company is validly existing as a corporation and in good standing under the laws of the Cayman Islands, has the corporate power to execute, deliver and perform its obligations to which it is a party and has duly authorized the Ordinary Shares and Warrants constituting the Units, and that when the Units are delivered and paid for as contemplated by the Registration Statement, such Ordinary Shares and Warrants will have been duly and validly issued, executed and delivered under Cayman law, as applicable.

The opinions set forth below are limited to the law of New York.

Based on the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Units. When the Registration Statement becomes effective under the Securities Act and the Units are delivered and paid for, as contemplated by the Registration Statement, assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Vy Global Growth

September 25, 2020

2.	Warrants. When the Registration Statement becomes effective under the Securities Act and the Warrants included in the Units are delivered and paid for as part of the Units, as contemplated by the Registration Statement, assuming the due authorization, execution and delivery of such Warrants by Continental Stock Transfer & Trust Company, as warrant agent, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP